UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2024

CITIZENS FINANCIAL SERVICES INC
(Exact name of registrant as specified in its charter)

Pennsylvania	001-41410	23-2265045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 S MAIN ST MANSFIELD, Pennsylvania	16933
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (570) 662-0444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	CZFS	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Jeffrey R. White as Chief Operating Officer
Effective July 11, 2024, Jeffrey R. White was appointed as the new Chief Operating Officer of Citizens Financial Services, Inc. (the “Company”), the parent company of First Citizens Community Bank.  Mr. White is a collaborative, disciplined, and strategic executive with over 15 years of finance and risk experience.  Mr. White most recently worked for Northwest Bancshares, Inc. where he served as Senior Vice President, Deputy Chief Risk Officer and head of Enterprise Risk Management since March 2023.  From March 2022 to March 2023, he was Senior Vice President, Deputy Chief Risk Officer for Northwest Bancshares, Inc. and from June 2018 to March 2022 he was Senior Vice President, Corporate Controller for Northwest Bancshares, Inc. from June 2018 to March 2022.  Prior to joining Northwest Bancshares, Inc., Mr. White worked for KPMG LLP, where he served as Director of Risk Consulting from August 2017 to June 2018 and as a Senior Manager prior to August 2017.
In connection with his appointment as Chief Operating Officer, Mr. White is entitled to the same executive compensation package as all other executive officers of the Company, which includes an annual base salary and could include, in accordance with the Company’s normal performance review practices, a yearly merit based increase to his base salary, and, at the sole discretion of the Company’s board of directors, an annual incentive bonus, participation in a compensation plan, and an equity award.
Mr. White has no related party transactions with the Company that are reportable under Item 404(a) of Regulation S-K, and has no family relationships with any director, executive officer or nominee for director or executive office of the Company.
Director Appointments
On July 16, 2024, the Board of Directors appointed Terry B. Osborne and John P. Painter II to the Company’s Board of Directors.
Mr. Painter will serve on the Audit and Examination Committee of the Board of Directors of the Company. Mr. Osborne’s committee assignments, if any, have not yet been determined.
Each of Messrs. Osborne and Painter will be compensated as an non-employee director of the Company in accordance with the compensation policies described in the Company’s Definitive Proxy Statement for the Company’s 2024 Annual Meeting of Shareholders.
There were no arrangements or understandings between Mr. Osborne or Mr. Painter and any other person pursuant to which he was selected as a director. Additionally, there has been no transaction nor are there any proposed transactions between the Company and Mr. Osborne or between the Company and Mr. Painter that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Services, Inc.

July 17, 2024	By:	/s/ Stephen J. Guillaume
Stephen J. Guillaume
Chief Financial Officer